UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2026

ARDENT HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42180	61-1764793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 Seven Springs Way, Suite 100, Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 296-3000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Martin J. Bonick’s employment as President and Chief Executive Officer of Ardent Health, Inc. (the “Company”) and his service as a member of the Company’s Board of Directors (the “Board”) ended effective June 2, 2026 (the “Separation Date”). In connection with his departure, Mr. Bonick and AHS Management Company, Inc. (“AHS”), a subsidiary of the Company, entered into a Separation Agreement and General Release, dated as of June 26, 2026 (the “Separation Agreement”), providing for severance benefits consistent with a termination of employment without “Cause” (as defined in Mr. Bonick’s Amended and Restated Employment Agreement with AHS, effective as of January 10, 2025 (the “Employment Agreement”)).

On October 19, 2026, following notice to Mr. Bonick and a hearing at which he was afforded an opportunity to be heard, the Board determined that facts and circumstances discovered after the Separation Date would have given the Company grounds to terminate Mr. Bonick’s employment for “Cause” as of the Separation Date. Accordingly, pursuant to the terms of the Employment Agreement, as preserved by the Separation Agreement, the Company has recharacterized Mr. Bonick’s separation as of the Separation Date as a termination for “Cause.”

The Board’s final determination followed a review by the Board where it determined that Mr. Bonick failed to disclose fully to the Board and the Company compensation received from third parties otherwise required to be reported by Company policies. The Company has determined that none of the Company’s financial statements or previously disclosed financial results are required to be revised or corrected as a result of the foregoing.

As a result of the Board’s final determination, the Company will discontinue the remaining severance payments and benefits to have been provided to Mr. Bonick under the Separation Agreement, including approximately $4.5 million of unpaid cash severance, and all outstanding unvested performance-based restricted stock units (PRSUs) will be cancelled and/or forfeited. The Company has reserved its rights to pursue any and all other remedies it may have against Mr. Bonick.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2026	ARDENT HEALTH, INC.

	By:	/s/ Stephen C. Petrovich
	Name:	Stephen C. Petrovich
	Title:	Executive Vice President & General Counsel